EXHIBIT 99.1

Marlin Business Services Corp. Reports Fourth Quarter Results

           Lease and Loan Portfolio Grows 10% Over Past Year

          Strong Liquidity Position, Conservatively Leveraged

MOUNT LAUREL, N.J., Feb. 14, 2008 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported net income of $3.1 million for the fourth quarter ended December 31, 2007 compared to $3.9 million for the same period in 2006. Diluted earnings per share for the current period were $0.25 compared with $0.32 for the same period in 2006.

For the year ended December 31, 2007, net income was $18.3 million and diluted earnings per share were $1.49, down slightly from $18.6 million and $1.53, respectively, reported for fiscal 2006.

Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp., said, "Results this quarter reflect a slowing economy and its adverse impact on portfolio growth and credit quality. Entering 2008, our focus will remain on profitable growth while maintaining a disciplined approach to credit underwriting."

Average net investment in leases at December 31, 2007 grew 11.4% compared to the fourth quarter of 2006. Fourth quarter 2007 lease production was $87.7 million based on initial equipment cost, up sequentially from the third quarter, but lower compared to the same period in 2006. Lease production is consistent with the Company's disciplined pricing strategy, adjustments in underwriting standards implemented to maintain credit quality, as well as some weakness in certain geographic and industry segments.

Growth in average total finance receivables also reflects a $10 million increase in the Company's Business Capital Loan product compared to December 31, 2006.

For the quarter, the average implicit yield on new lease production was 12.98%, up 31 basis points from the fourth quarter of 2006 and down slightly (8 basis points) from the third quarter of 2007.

The portfolio interest income yield increased 55 basis points from the third quarter of 2007, primarily due to interest earned on the pre-funding cash proceeds raised in the third quarter term securitization. Excluding the positive impact of the prefunding, the portfolio yield has remained stable compared to the prior quarter.

For the fourth quarter, the average cost of funds as a percentage of average total finance receivables was 5.68%, up 90 basis points from the third quarter of 2007. The prefunding feature of the term securitization completed late in the third quarter increased both the amount of outstanding debt and the average cost of funds in the quarter. A portion of the third quarter term securitization, the prefunding proceeds, were used to finance fourth quarter originations and accounted for 55 basis points of the cost of funds increase.

For the fourth quarter, the net interest and fee margin declined sequentially from the third quarter of 2007 by 49 basis points to 10.17% of total average finance receivables. Margins fell as the increase in the portfolio interest income yield was more than offset by the higher cost of funds and a slight sequential decrease in fee income.

Leases over 60 days delinquent in the fourth quarter rose 4 basis points on a sequential basis, primarily due to weakness in segments of the portfolio tied to real estate. Charge-offs in the fourth quarter were $4.8 million, or 2.58% of average total finance receivables on an annualized basis, primarily due to the deterioration in the performance of leases in geographies and industries adversely impacted by weakness in residential real estate. The Company increased its allowance for credit losses to $11.0 million as of December 31, 2007, raising the provision as a percentage of total finance receivables to 1.47% from 1.27% in the third quarter of 2007.

In the fourth quarter of 2007, we established a $400,000 reserve for a loan that was originated in the first quarter of 2007 when the Company refinanced a real-estate related factoring receivable. As announced in the third quarter, the factoring business has been discontinued.

For the quarter, the Company's efficiency ratio was 42.4%. Total operating expenses for the quarter increased to $9.2 million, sequentially from $8.9 million in the third quarter, primarily as a result of costs associated with investments in sales hires and marketing programs, and an increase in bank commitment fees.

During the fourth quarter the Company repurchased 122,000 shares under the stock repurchase program announced in November.

The Company has received verbal notification from the Federal Deposit Insurance Corporation (FDIC) approving the modified bank application made by Marlin's proposed Utah Industrial Bank (Marlin Business Bank). The Company anticipates opening the Bank within the next 60 days.

In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Friday, February 15, 2008 at 9:00 a.m. EST to discuss our fourth quarter 2007 results. If you wish to participate, please call 1-877-627-6562 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                     Consolidated Balance Sheets

                                            December 31,  December 31,
                                            ------------  ------------
                                                2007          2006
                                            ------------  ------------
                                              (Dollars in thousands,
                                              except per-share data)
                                            (Unaudited)

 ASSETS
 Cash and cash equivalents                    $  34,347     $  26,663
 Restricted cash                                141,070        57,705
 Net investment in leases and loans             765,938       693,911
 Property and equipment, net                      3,266         3,430
 Property tax receivables                           539           257
 Fair value of cash flow hedge derivatives            4           456
 Other assets                                    14,490        13,030
                                              ---------     ---------
   Total assets                               $ 959,654     $ 795,452
                                              =========     =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Revolving and term secured borrowings        $ 773,085     $ 616,322
 Other liabilities:
  Fair value of cash flow hedge derivatives       4,760         1,607
  Sales and property taxes payable                5,756         8,034
  Accounts payable and accrued expenses          10,226        12,269
  Deferred income tax liability                  15,682        22,931
                                              ---------     ---------
   Total liabilities                            809,509       661,163
                                              ---------     ---------

 Commitments and contingencies

 Stockholders' equity:
 Common Stock, $0.01 par value; 75,000,000
  shares authorized; 12,201,304 and 12,030,259
  shares issued and outstanding, respectively       122           120
 Preferred Stock, $0.01 par value; 5,000,000
  shares authorized; none issued                     --            --
 Additional paid-in capital                      84,429        81,850
 Stock subscription receivable                       (7)          (18)
 Cumulative other comprehensive (loss) income    (3,130)        1,892
 Retained earnings                               68,731        50,445
                                              ---------     ---------
  Total stockholders' equity                    150,145       134,289
                                              ---------     ---------
   Total liabilities and stockholders' equity $ 959,654     $ 795,452
                                              =========     =========

                    MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                Consolidated Statements of Operations

                          Three Months Ended          Year Ended
                             December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                           ----        ----        ----        ----
                         (Dollars in thousands, except per-share data)
                                         (Unaudited)
 Income:
   Interest income      $   24,021  $   21,648  $   90,231  $   77,644
   Fee income                5,510       5,066      21,996      20,311
                        ----------  ----------  ----------  ----------
  Interest and fee
   income                   29,531      26,714     112,227      97,955
   Interest expense         10,587       8,173      35,322      26,562
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income                   18,944      18,541      76,905      71,393
   Provision for credit
    losses                   6,395       2,838      17,221       9,934
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income after
   provision for credit
   losses                   12,549      15,703      59,684      61,459
   Insurance and other
    income                   1,797       1,551       6,684       5,501
                        ----------  ----------  ----------  ----------
    Net interest and
     other revenue after
     provision for
     credit losses          14,346      17,254      66,368      66,960
                        ----------  ----------  ----------  ----------
  Non-interest expense
   Salaries and
    benefits                 5,243       6,898      21,329      22,468
   General and
    administrative           3,553       3,264      13,633      11,957
   Financing related
    costs                      383         264       1,045       1,324
                        ----------  ----------  ----------  ----------
  Non-interest expense       9,179      10,426      36,007      35,749
                        ----------  ----------  ----------  ----------
    Income before
     income taxes            5,167       6,828      30,361      31,211
   Income taxes              2,114       2,946      12,075      12,577
                        ----------  ----------  ----------  ----------
 Net income             $    3,053  $    3,882  $   18,286  $   18,634
                        ==========  ==========  ==========  ==========

 Basic earnings per
  share                 $     0.25  $     0.33  $     1.51  $     1.58
 Diluted earnings per
  share                 $     0.25  $     0.32  $     1.49  $     1.53

 Weighted average
  shares used in
  computing basic
  earnings per share    12,138,824  11,889,262  12,079,172  11,803,973
 Weighted average
  shares used in
  computing diluted
  earnings per share    12,283,142  12,231,808  12,299,051  12,161,479

                     SUPPLEMENTAL QUARTERLY DATA
             (dollars in thousands, except share amounts)
                             (unaudited)

 Quarter Ended: 12/31/2006  3/31/2007  6/30/2007  9/30/2007 12/31/2007
 -------------- ----------  ---------  ---------  --------- ----------

 New Asset
  Production:
 # of Sales
  Reps                 100         96         97        105        118
 # of Leases         8,985      8,639      8,423      7,609      7,615
 Leased
  Equipment
  Volume          $105,639   $102,652    $97,260    $86,167    $87,670

 Average monthly
  sources            1,309      1,337      1,279      1,180      1,186

 Implicit Yield
  on New Leases      12.67%     12.80%     13.04%     13.06%     12.98%

 Net interest
  and fee
  margin:
 Interest Income
  Yield              13.11%     12.40%     12.34%     12.34%     12.89%
 Fee Income
  Yield               3.07%      3.25%      2.89%      3.10%      2.96%
 Interest and
  Fee Income
  Yield              16.18%     15.65%     15.23%     15.44%     15.85%
 Cost of Funds        4.95%      4.46%      4.60%      4.78%      5.68%
 Net interest
  and Fee Margin     11.23%     11.19%     10.63%     10.66%     10.17%

 Average Total
  Finance
  Receivables     $660,529   $691,253   $717,893   $733,304   $745,150
 Average Net
  Investment in
  Leases          $658,120   $687,442   $710,587   $724,933   $733,461

 End of period
  Net Investment
  in Leases       $691,932   $717,882   $740,021   $746,889   $752,562
 End of period
  Loans             $1,979     $5,175     $8,118     $9,038    $13,376
 End of period
  Factoring
  Receivables       $1,760       $386       $182        $95        $26

 Total loan and
  lease sales
  personnel            103        100        101        114        124

 Portfolio Asset
  Quality:

 Total Finance
  Receivables
 60+ Days Past
  Due
  Delinquencies       0.71%      0.76%      0.68%      0.91%      0.95%
 60+ Days Past
  Due
  Delinquencies     $5,715     $6,329     $5,824     $7,951     $8,377

 Leasing
 60+ Days Past
  Due
  Delinquencies       0.71%      0.76%      0.68%      0.91%      0.95%
 60+ Days Past
  Due
  Delinquencies     $5,676     $6,288     $5,798     $7,795     $8,195

 Loans
 60+ Days Past
  Due
  Delinquencies       0.00%      0.28%      0.32%      1.69%      1.23%
 60+ Days Past
  Due
  Delinquencies         $0        $15        $26       $156       $173

 Factoring
  Receivables
 60+ Days Past
  Due
  Delinquencies       2.20%      6.57%      0.00%      0.00%     30.00%
 60+ Days Past
  Due
  Delinquencies        $39        $26         $0         $0         $9

 Net Charge-offs
  - Leasing         $2,405     $2,907     $3,176     $3,351     $4,680
 % on Average
  Net Investment
  in Leases
  Annualized          1.46%      1.69%      1.79%      1.85%      2.55%

 Net Charge-offs
  - Other
  Finance
  Receivables           $0       $118        $31        $49       $122
 % on Average
  Other Finance
  Receivables
  Annualized          0.00%     12.38%      1.70%      2.34%      4.17%

 Allowance for
  Credit Losses     $8,201     $8,568     $8,829     $9,395    $10,988
 % of 60+
  Delinquencies     143.50%    135.38%    151.60%    118.16%    131.17%

 90+ Day
  Delinquencies
  (Non-earning)     $2,250     $2,976     $2,449     $3,438     $3,695

                     SUPPLEMENTAL QUARTERLY DATA
             (dollars in thousands, except share amounts)
                             (unaudited)

 Quarter Ended: 12/31/2006  3/31/2007  6/30/2007  9/30/2007 12/31/2007
 -------------- ----------  ---------  ---------  --------- ----------
 Balance Sheet:

 Assets
 Investment in
  Leases and
  Loans           $677,848   $705,739   $730,316   $738,275   $749,543
 Initial Direct
  Costs and Fees    24,264     25,886     26,652     27,048     27,383
 Reserve for
  Credit Losses     (8,201)    (8,568)    (8,829)    (9,395)   (10,988)
 Net Investment
  in Leases and
  Loans           $693,911   $723,057   $748,139   $755,928   $765,938
 Cash and Cash
  Equivalents       26,663      7,429      8,060     10,964     34,347
 Restricted Cash    57,705     63,640     64,660     68,634    141,070
 Other Assets       17,173     23,277     21,343     16,031     18,299
 Total Assets     $795,452   $817,403   $842,202   $851,557   $959,654

 Liabilities
 Total Debt       $616,322   $632,197   $651,771   $659,561   $773,085
 Other
  Liabilities       44,841     44,303     42,780     41,563     36,424
 Total
  Liabilities     $661,163   $676,500   $694,551   $701,124   $809,509

 Stockholders'
  Equity
 Common Stock         $120       $123       $123       $123       $122
 Paid-in
  Capital, net      81,832     84,381     84,923     85,638     84,422
 Other
  Comprehensive
  Income             1,892        927      1,955     (1,006)    (3,130)
 Retained
  Earnings          50,445     55,472     60,650     65,678     68,731
 Total
  Stockholders'
  Equity          $134,289   $140,903   $147,651   $150,433   $150,145

 Total
  Liabilities
  and
  Stockholders'
  Equity          $795,452   $817,403   $842,202   $851,557   $959,654

 Capital and
  Leverage:
 Tangible Equity  $134,289   $140,903   $147,651   $150,433   $150,145
 Debt to
  Tangible
  Equity              4.59       4.49       4.41       4.38       5.15

 Expense Ratios:

 Salaries and
  Benefits
  Expense           $6,898     $5,716     $5,113     $5,257     $5,243
 Salaries and
  Benefits
  Expense
  annualized %
  of Avg. Fin
  Recbl               4.18%      3.31%      2.85%      2.87%      2.81%

 Total personnel
  end of quarter       314        311        324        331        357

 General and
  Administrative
  Expense           $3,264     $3,352     $3,281     $3,447     $3,553
 General and
  Administrative
  Expense
  annualized %
  of Avg. Fin
  Recbl               1.98%      1.94%      1.83%      1.88%      1.91%

 Efficiency
  Ratio              50.58%     43.15%     40.68%     41.06%     42.41%

 Net Income:
 Net Income         $3,882     $5,027     $5,178     $5,028     $3,053

 Annualized
  Performance
  Measures:
 Return on
  Average Assets      1.86%      2.52%      2.49%      2.38%      1.25%
 Return on
  Average
  Stockholders'
  Equity             11.77%     14.61%     14.36%     13.49%      8.10%

 Per Share Data:

 Number of
  Shares -
  Basic         11,889,262 11,957,024 12,106,482 12,155,152 12,138,824
 EPS- Basic          $0.33      $0.42      $0.43      $0.41      $0.25

 Number of
  Shares -
  Diluted       12,231,808 12,257,484 12,341,182 12,355,484 12,283,142
 EPS- Diluted        $0.32      $0.41      $0.42      $0.41      $0.25

 Net investment in total finance receivables includes net investment in direct financing leases, loans, and factoring receivables

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson, SVP and CFO
          888-479-9111